UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2012

CIRCUS AND ELDORADO JOINT VENTURE

SILVER LEGACY CAPITAL CORP.

(Exact names of registrants as specified in their charters)

Nevada Nevada	333-87202	88-0310787 71-0868362
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

407 North Virginia Street, Reno, Nevada 89501

(Address of principal executive offices, including ZIP code)

Registrant’s telephone number, including area code (800) 687-7733

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 16, 2012, Circus and Eldorado Joint Venture (the “Partnership”), Silver Legacy Capital Corp. (“Capital” and together with the Partnership, the “Issuers”), Galleon, Inc. (“Galleon”), Eldorado Limited Liability Company (“ELLC” and together with Galleon, the “Partners”) and a significant holder (the “Consenting Holder”), on behalf of holders of a significant amount of the Issuers’ 10 1/8 % Mortgage Notes (the “Notes”), entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”). In addition, the Consenting Holder has agreed to forbear from exercising remedies with respect to outstanding defaults and events of default, including the failure to make principal and interest payments on March 1, 2012, until April 30, 2012 unless specified milestones are met or unless earlier terminated pursuant to the terms of the Restructuring Support Agreement.

Pursuant to the terms of the Restructuring Support Agreement, the Consenting Holder has agreed to support and tender all of its claims in, and the Issuers and the Partners have agreed to use their reasonable best efforts to support and complete, a restructuring of the Issuers’ obligations under the Notes (the “Restructuring”) on the terms described in, and subject to the conditions set forth in, the Restructuring Support Agreement attached hereto as Exhibit 99.1. The Restructuring is subject to the satisfaction of numerous conditions, including (i) the Partnership’s entry into a new $70.0 million first lien credit facility, (ii) execution of the Restructuring Support Agreement by holders of at least 66% in principal amount of the Notes and (iii) negotiation of definitive documents that are satisfactory to the Consenting Holder, the Partners and the Issuers. The Restructuring Support Agreement will terminate upon the occurrence of specified events, including the commencement of an involuntary case against the Issuers, a material breach of the Restructuring Support Agreement and the failure of the Partnership to achieve specified milestones. There can be no assurance that the Restructuring will be consummated on the terms described in the Restructuring Support Agreement and the term sheet attached thereto, or at all.

The information contained herein is not intended as, and does not constitute, a solicitation or an offer of securities. Any such solicitation or offer will be made pursuant to applicable bankruptcy and securities laws. The information contained in this Current Report on Form 8-K, including the exhibits referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference in any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific references in such a filing. The furnishing of the information in this report, including the exhibits furnished herewith, is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

The Partnership issued a press release, which is being furnished as Exhibit 99.2 hereto and is hereby incorporated by reference to this Item 7.01.

Item 9.01.	Financial Statements and Exhibits

The following material is being furnished as an exhibit to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit	Description

99.1	Restructuring Support Agreement dated as of March 16, 2012 by and among Circus and Eldorado Joint Venture, Silver Legacy Capital Corp., Galleon, Inc., Eldorado Limited Liability Company and the Consenting Holder

99.2	Press Release dated March 19, 2012, announcing execution of Restructuring Support Agreement and extension of forbearance

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: March 19, 2012

CIRCUS AND ELDORADO JOINT VENTURE

By:	/s/ Gary L. Carano
Gary L. Carano
Chief Executive Officer

SILVER LEGACY CAPITAL CORP.

By:	/s/ Gary L. Carano
Gary L. Carano
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

99.1	Restructuring Support Agreement dated as of March 16, 2012 by and among Circus and Eldorado Joint Venture, Silver Legacy Capital Corp., Galleon, Inc., Eldorado Limited Liability Company and the Consenting Holder

99.2	Press Release dated March 19, 2012, announcing execution of Restructuring Support Agreement and extension of forbearance